MELLON INVESTOR SERVICES
STOCK POWER FORM

FOR VALUE RECEIVED, I/we hereby sell, assign and tranfer to (1):
Social Security # or Tax I.D. # of New Owner.

(2)
Print/Type all Names & Address of NEW OWNERS, Indicate if joint, trust or custodian account

	City	State	Zip Code

Transfer (3)                                              certificate shares represented by the enclosed certicate number(s)

(4)                                                                                      , AND/OR (5)                                             book-entry shares (including shares held for you in a dividend reinvestment or other plan).

Registered to (6)

Account number (7)

The undersigned does (do) hereby irrevocably constitute and appoint Mellon Investor Services attorney to

transfer the said stock on the books of                                                                                        with full power of substitution in
                                                                                    Company Name

the premises.

Signature(s) of Registered Owners: Please sign as name appears on registration. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such.

(8)		Date:
Signature of registered holder or authorized respresentative

Telephone:
	Signature of Joint Owner		Daytime number

Affix Medallion Signature Guarantee by a financial institution enrolled in an approved Medallion Program pursuant to S.E.C. Rule 17Ad-15.